Exhibit 24.1

                          ELCOM INTERNATIONAL, INC.
                              POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that Elcom International, Inc. hereby constitutes and appoints Robert J. Crowell, Laurence F. Mulhern, Douglas A. Neary and David L. Morehous, or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution, for it in any and all capacities, to sign any or all amendments or post-ffective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents or any one of them full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or any of them or his substitute or substitutes may do or cause to be done by virtue hereof.

            IN WITNESS WHEREOF, this Power of Attorney has been signed at Norwood, Massachusetts on August 22, 1997.

                                          ELCOM INTERNATIONAL, INC.



                                          By:  /s/ Laurence F. Mulhern
                                               Laurence F. Mulhern
                                               Corporate Executive Vice
                                               President, Chief Financial
                                               Officer, Secretary and
                                               Treasurer

                                                                 Exhibit 24.1
                                                                  (Continued)



                          ELCOM INTERNATIONAL, INC.
                             CERTIFIED RESOLUTION

            I, Laurence F. Mulhern, Secretary of Elcom International, Inc., a Delaware corporation (the "Company"), do hereby certify that the following is a true copy of a resolution adopted by the Company's Board of Directors as of April 29, 1997, and that the same has not been changed and remains in full force and effect.

      RESOLVED, that Robert J. Crowell, Laurence F. Mulhern, Douglas A. Neary and David L. Morehous, and each of them, hereby is appointed as the attorney of the Company, with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file a Registration Statement on Form S-8, or any other appropriate form that may be used from time to time, with respect to the issue, sale and grant of the Plan Shares covered by such Registration Statement, and any and all amendments and exhibits to such Registration Statement, any and all applications or other documents to be filed with the Securities and Exchange Commission or any securities exchange pertaining to the listing thereon of the Plan Shares covered by such Registration Statement or pertaining to such registration, any and all applications or other documents to be filed with the National Association of Securities Dealers, Inc. in connection with inclusion on the Nasdaq National Market of the Plan Shares covered by such Registration Statement, and any and all applications or other documents to be filed with any governmental or private agency or official relative to the registration of the Plan Shares, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above the authority to do the foregoing things on behalf of the Company in the name of the person so acting or on behalf and in the name of any duly authorized officer of the Company; and the Chief Executive Officer, and the Corporate Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, and each of them, hereby are authorized for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointment.

                                          /s/ Laurence F. Mulhern
                                             Laurence F. Mulhern
                                             Secretary

Dated:  August 22, 1997